UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 3, 2010, Dollar General Corporation (the “Company”) held its Annual Meeting of Shareholders.  At the meeting:

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the seven persons identified below, all of whom are incumbent directors, were elected to serve as directors of the Company; and

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the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2010 was ratified.

Votes were cast regarding the following individuals in the following numbers to serve as directors of the Company:

Name	Votes For	Votes Withheld	Broker Non- Votes
Raj Agrawal	316,614,441	18,339,988	2,708,869
Warren F. Bryant	318,666,941	16,287,488	2,708,869
Michael M. Calbert	316,615,701	18,338,728	2,708,869
Richard W. Dreiling	327,258,604	7,695,825	2,708,869
Adrian Jones	316,611,408	18,343,021	2,708,869
William C. Rhodes, III	318,665,693	16,288,736	2,708,869
David B. Rickard	334,079,981	874,448	2,708,869

Votes were cast as follows on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstaining

337,247,106	237,736	178,456

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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